Exhibit (a)(5)(viii)

Copart Announces Expiration of Hart-Scott-Rodino Act Waiting Period to Acquire ACV

Tender Offer to Expire at 5 p.m., Eastern Time, on October 15, 2026

DALLAS – October 14, 2026 – Copart, Inc. (NASDAQ: CPRT) (“Copart”) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with Copart’s pending acquisition of ACV Auctions Inc. (“ACV”) (NYSE: ACVA) expired at 11:59 p.m., Eastern Time, on October 13, 2026.

As previously announced on September 17, 2026, Copart commenced, through its wholly owned subsidiary Apple Merger Sub, Inc. (“Purchaser”), a cash tender offer to purchase all of the issued and outstanding shares of common stock (the “Shares”) of ACV for $10.50 per share, net to the seller in cash, without interest, subject to any applicable withholding taxes. The expiration of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the tender offer. Consummation of the tender offer remains subject to the other conditions described in the tender offer statement on Schedule TO, as amended, originally filed with the Securities and Exchange Commission on September 17, 2026, including satisfaction of the “Minimum Condition.” The “Minimum Condition” means that there will have been validly tendered (and not validly withdrawn) in the tender a number of Shares that, together with the Shares then owned by Purchaser and its affiliates (as such term is defined in Section 251(h)(6) of the General Corporation Law of the State of Delaware (“DGCL”)), represents at least one Share more than 50% of the total number of Shares outstanding at the time of expiration of the tender offer, excluding for these purposes Shares tendered in the offer that have not yet been “received” by the “depository” (as such terms are defined in Section 251(h)(6) of the DGCL).

The tender offer is scheduled to expire at 5:00 p.m., Eastern Time, on October 15, 2026.

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. For more information, visit Copart.com.

Copart Investors:

Investor Relations

investor.relations@copart.com

Copart Media:

John Christiansen / Robin Weinberg

copart@fgsglobal.com

Additional Information and Where to Find It

This document is for informational purposes only and is neither a recommendation nor an offer to purchase nor a solicitation of an offer to sell any securities of ACV or any other entity, nor is it a substitute for any tender offer materials that Copart, Purchaser or ACV have filed with the SEC. Copart and Purchaser have filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Offer, and ACV has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. The Offer is being made solely pursuant to the Offer to Purchase, and the exhibits filed with respect thereto (including the Letter of Transmittal), which contain the full terms and conditions of the Offer. SECURITYHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITYHOLDERS SHOULD READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents are available for free at the SEC’s website at https://www.sec.gov/ and under the “Financial Resources—All SEC filings” section of Copart’s investor relations website at https://www.copart.com/content/us/en/investor-relations. The Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that ACV has filed with or furnished to the SEC are available for free at the SEC’s website at https://www.sec.gov/ and under the “SEC Filings” section of ACV’s investor relations website at https://investors.acvauto.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other documents relating to the Offer, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, ACV and Copart file or furnish, as applicable, annual, quarterly and current reports and other information with the SEC. ACV’s and Copart’s filings with the SEC are available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Forward Looking Statements

The contents of this press release include statements that are, or may be deemed to be, “forward-looking statements.” These forward-looking statements generally can be identified by the use of forward-looking words, such as “aim”, “anticipate”, “aspire”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “entail”, “forecast”, “future”, “goals”, “hope”, “intend”, “is designed to”, “likely”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “pursue”, “project”, “predict”, “seek”, “should”, “strategy”, “target”, “will” and other words and terms of similar meaning and expression, including in connection with any discussion of future operating or financial performance. By their nature, forward-looking statements involve risks and uncertainties and readers are cautioned that any such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding the tender offer, the merger and other related matters; prospective performance and opportunities; post-closing operations and the outlook for the businesses of ACV and Copart, including, without limitation, the anticipated benefits, cost and revenue synergies and other opportunities of the transaction, the expected impact of the transaction on Copart’s revenue growth, the combined company’s growth profile and strategy, the expected impact to Copart’s earnings per share (“EPS”), and the ability of Copart to integrate ACV and to advance its business, products, technology and platform; and any assumptions underlying any of the foregoing. Copart’s and ACV’s actual results may differ materially from those predicted by the forward-looking statements as a result of various important factors, including but not limited to, uncertainties as to the timing of the tender offer and the merger; the risk that the tender offer or the merger may not be completed in a timely manner or at all; uncertainties as to the percentage of ACV’s stockholders tendering their shares in the tender offer; the possibility that competing offers or acquisition proposals for ACV will be made; the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), including the risk that the anticipated cost and revenue synergies and other benefits of the transaction are not realized when expected or at all; risks related to the integration of ACV’s business, operations, technology and personnel; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require ACV to pay a termination fee or other expenses; the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Copart’s business; the effect of the announcement or pendency of the transactions contemplated by the merger agreement on ACV’s business, its ability to retain and hire key personnel, its ability to maintain relationships with its suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from Copart’s and ACV’s ongoing business operations; and the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability.

A further list and description of these and other risks, uncertainties, and factors that could cause actual results to differ materially from those referred to in the forward-looking statements can be found in Copart’s SEC filings and reports, including in Copart’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as in ACV’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Given these risks and uncertainties, the reader is advised not to place undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of publication of this press release. Copart undertakes no obligation to publicly update or revise the information in this press release, including any forward-looking statements, except as may be required by law.